As filed with the Securities and Exchange Commission on April 21, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Evolus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-1385614
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(949) 284-4555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Moatazedi
President and Chief Executive Officer
Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(949) 284-4555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Jeffrey J. Plumer General Counsel Evolus, Inc. 520 Newport Center Drive, Suite 1200 Newport Beach, California 92660 (949) 284-4555	Mark Peterson Shelly Heyduk O’Melveny & Myers LLP 610 Newport Center Drive, Suite 1700 Newport Beach, California 92660 (949) 823-6900
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-230466
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, par value $0.00001 per share	$1,319,150	$143.92

(1)
The Registrant previously registered (i) an indeterminate number of shares of common stock, preferred stock, debt securities, warrants, units and rights with an aggregate initial offering price not to exceed $250,000,000 to be offered and sold by the Registrant and (ii) up to 15,700,376 shares of common stock to be offered and sold by selling securityholders, on a registration statement on Form S-3 (File No. 333-230466), as amended on April 10, 2019, which was declared effective on April 15, 2019 (the “Initial Registration Statement”), and for which a filing fee of $74,161.52 was previously paid. Of the securities registered for offer and sale by the Registrant, a balance of $97,005,850 of such securities remains available for offer and sale by the Registrant under the Initial Registration Statement as of the date hereof. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional indeterminate number of shares of common stock of the Registrant having a proposed maximum aggregate offering price of $1,319,150 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities remaining available for issuance by the Registrant under the Initial Registration Statement. The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the common stock registered hereunder.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of common stock being registered.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE
Evolus, Inc. (the “Company”) is filing this Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the Company’s Registration Statement on Form S-3 (File No. 333-230466), initially filed with the Commission on March 22, 2019 and amended on April 10, 2019. The Initial Registration Statement was declared effective by the Commission on April 15, 2019. This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act solely to register an additional indeterminate amount of shares of the Company’s common stock, par value $0.00001 per share, having a maximum aggregate offering price of $1,319,150, which amount does not exceed 20% of the maximum aggregate offering price of unsold securities remaining available for offer and sale by the Registrant under the Initial Registration Statement.
The Company hereby incorporates by reference into this Registration Statement the contents of the Initial Registration Statement, including each of the documents filed by the Company with the Commission and incorporated or deemed incorporated by reference therein and all exhibits thereto. The Initial Registration Statement continues and remains effective as to those securities registered thereunder. The required opinion and consents are listed in Part II, Item 16 “Exhibits” of this Registration Statement and are filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits

Exhibit Number	Description of Exhibit

5.1	Opinion of O’Melveny & Myers LLP regarding the validity of the shares being registered (filed herewith)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on April 21, 2021.

EVOLUS, INC.

By:	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Moatazedi	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	April 21, 2021
David Moatazedi

/s/ Lauren P. Silvernail	Chief Financial Officer and Executive Vice President of Corporate Development (Principal Financial and Accounting Officer)	April 21, 2021
Lauren P. Silvernail

/s/ Vikram Malik	Chairman of the Board of Directors	April 21, 2021
Vikram Malik

/s/ Simone Blank	Director	April 21, 2021
Simone Blank

/s/ Robert Hayman	Director	April 21, 2021
Robert Hayman

/s/ David Gill	Director	April 21, 2021
David Gill

/s/ Peter C. Farrell, Ph.D., AM.	Director	April 21, 2021
Peter C. Farrell, Ph.D., AM.

/s/ Karah Parschauer	Director	April 21, 2021
Karah Parschauer